CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 69 to Registration Statement No. 2-49007 on Form N-1A of our reports dated November 25, 2015, relating to the financial statements and financial highlights of BlackRock Balanced Capital Fund, Inc. (“the Fund”) and the consolidated financial statements and consolidated financial highlights of Master Total Return Portfolio of Master Bond LLC, and the financial statements and financial highlights of Master Large Cap Core Portfolio of Master Large Cap Series LLC, each appearing in the Annual Report on Form N-CSR of the Fund for the year ended September 30, 2015, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

January 28, 2016